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

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Notes:

2002 July 15


Dear Global Leadership Team Colleagues:

You will see this morning a press release regarding the planned acquisition of Pharmacia by Pfizer, and also a Talking About Our Business message to all our people giving a perspective and management direction on this major decision.

I am writing to you, our top managers worldwide, to ask that together we step up to the challenge of leading our people in this time of dramatic and stressful change.

Beginning today, your people will be looking to you. Their morale and sense of direction will be guided by what you say. Even more, they will be guided by what you do and how you behave.

I know that many of you may be feeling uncertainty and stress. Many will be worried about your own jobs, the possible impact on your families and on the people who work for you or are part of your network at Pharmacia.

These are normal feelings in such times of uncertainty.

However, as I state in my message to all of our people, it is easy to get into a gridlock situation where people become paralyzed with rumors and anxiety about what will happen and lose sight of their primary mission.

We cannot allow this to occur.

The work we do is too important. Doctors and patients are counting on us. Further, work paralysis of this type will only damage future opportunities for the company and individual employees.

As leaders we must therefore look outside ourselves and do the right thing. We must continue high-performance at Pharmacia over the next months, and to build the strengths of Pharmacia into the combined company when it is created.

We must truly care for our people and show that we care. We must provide them with factual information - empathize with them and help them manage their anxiety. We should help them avoid an attitude of gloom and doom - yet we must not create expectations for which there is no basis.

By acting on this agenda, our people will continue to trust us and follow our lead, in a time of great uncertainty and change. It will also help us to curb the "exit syndrome" of valuable people leaving the organization due to fear and uncertainty or simply "shutting down" on their jobs.

The way we act upon these priorities is key. I ask us all more than ever to demonstrate the Pharmacia Way of working, and our best-managed behaviors.

In particular, I ask us all to operationalize our Pharmacia values (4Cs).

     o Commitment. Be committed to our goals and Pharmacia, and commit to an open mind and positive attitude about the acquisition process. Our people will want to see your continued pride and confidence about the good company we have built at Pharmacia. This requires courage in the face of our own doubts and concerns.

     o Competence. Continue to lead the way by doing your job exquisitely well. This will help us to continue to deliver high performance for our stakeholders. It will set a positive model for your people. And it is the best way to demonstrate our value to the new company.

     o Consistency. Especially in this time of change, show your people that your expectations of them, and your concern for them, do not change. Also demonstrate to your people that your own behavior remains consistent, even when there is unusual stress.

     o Compassion. Your people will be feeling fragile and vulnerable. Take extra time to show them that you understand their concerns, and that you empathize with them. At the same time we must be very careful not to fall into a demoralizing spiral of commiseration. We must also be very careful not to make promises about outcomes that are still unknown.

We have a great cadre of leaders who constitute our Global Leadership Team. I know that during this very challenging time, we can count on you to exercise the common sense, good judgment, and leadership skills that you have applied so effectively over the past years together.

Let me also thank you sincerely for your hard work, your professionalism, and your support. You continue to make me very proud to be a part of Pharmacia.

Sincerely,

Fred Hassan
Chairman and Chief Executive Officer

================================================================================

Note from Global Internal Communications: please refer to the Leadership Toolbox for a comprehensive set of materials intended to help you begin the process of helping your people through this long-term change.

                      GUIDELINES FOR LEADERS - 2002 JULY 15
                        PFIZER'S ACQUISITION OF PHARMACIA


Now more than ever before, your people will be looking to you as a leader. Their morale and sense of direction will be guided by what you say and do, how you manage change and conduct yourself.

Pharmacia leaders are men and women of integrity, thoughtfulness and decisive action. Following are some guidelines to help you focus on your responsibilities as leaders of this organization:

                        OPERATIONALIZING PHARMACIA VALUES

o Commitment. Be committed tour goals and Pharmacia, and commit to an open mind and positive attitude about the acquisition process. Our people will want to see your continued pride and confidence about the great company we have build at Pharmacia. This requires courage in the face of our own doubts and concerns.

o Competence. Continue to lead the way by doing your job extremely well. This will help us to continue to deliver high performance for our stakeholders. It will set a positive model for your people.

o Consistency. Especially in this time of change, show your people that your expectations of them, and your concern for them, do not change.

o Compassion. Your people will be feeling fragile and vulnerable. Take time to show them that you understand their concerns, and that you empathize with them. At the same time we must be very careful not to fall into a demoralizing spiral of commiseration. We must also be very careful not to make promises about outcomes that are still unknown. For example, it is not true compassion to promise people not to worry about their job security, when we simply do not yet know the integration details.


                            COMMUNICATING ACCURATELY

o    Provide an opportunity for focused discussion among your employees.

o    Be factual in your answers to questions.

o    Do not provide speculative answers when no clear details exist.

o    Be comfortable in saying: "I don't know."

o Reassure your people that as you learn information, you will share it openly with them.

o Avoid making statements that could be misconstrued as a promise or which create expectations of a guaranteed outcome.

o Allow some time for your people to vent their emotions; then lead your group discussion toward positive interaction.

o Remember that Pfizer and Pharmacia remain competitors until the deal closes later this year, and must conduct business as such. Therefore, please caution your team not to share competitive information with their Pfizer counterparts or other employees or representatives of Pfizer.

                           KEY MESSAGES - 2002 JULY 15
                        PFIZER'S ACQUISITION OF PHARMACIA


o Pfizer, Inc. has announced its intention to acquire Pharmacia by means of a merger of a new subsidiary of Pfizer into Pharmacia. The name of the combined company will be Pfizer, Inc. This will create the largest and strongest pharmaceutical company in all major regions of the world.

o Pfizer will exchange 1.4 shares of its stock for each share of Pharmacia stock. This reflects a 52% premium over the closing price of the companies' stock price on Friday, after excluding the value of Pharmacia's Monsanto stock that will be spun-off before the merger. The deal still must be approved by various regulatory authorities and also by a vote of shareholders of both companies.

o    The expectation is that the deal will close in late 2002.

o Since the dramatic turnaround of Pharmacia & Upjohn in 1998 and the merger with the original Monsanto in 2000, we succeeded in creating a company characterized by strong, central research and marketing and a powerful U.S. operation with growing strength in global markets. We have transformed former niche products such as Detrol, Xalatan and Camptosar into major products. Our scientists have developed Zyvox, the first antibiotic in a completely new class in 35 years. And Pharmacia decisively pulled ahead of Merck as the global leader with our COX-2 franchise.

o In spite of these successes and our potential to continue as an independent company, we faced an increasingly challenging business environment. In the past, we rejected approaches from other companies, including Pfizer. We considered a number of alternatives. A merger of equals, or the takeover of another company by Pharmacia, would not have been realistic today. The cost and value erosion would have been more than our shareholders would accept. When Pfizer made this offer - one of the highest premiums ever paid for a major acquisition - Pharmacia's Board felt compelled to accept it. As required by Delaware law, the Board was required to take the action it deemed to be in the best interests of the company and its shareholders. This transaction creates significant additional value for our shareholders, including employees who own stock through the company's compensation plans.

o Pharmacia's Chairman and CEO Fred Hassan will serve as Vice Chairman of Pfizer and be a member of its Board of Directors.

o Pfizer's current leadership team will guide the course of the combined company.

o At this point, no plans have been set and no decisions have been made about the integration of Pharmacia into Pfizer. However, we do expect that Pharmacia employees will be asked to work with our Pfizer counterparts on integration plans. After the merger, many Pharmacia people will continue in their work. Others may be asked to change their roles, or there may not be roles for them at all in the new organization. Pfizer has agreed that all Pharmacia compensation and benefit plans will be honored after the merger and will provide comparable benefits for two years after the merger. Pharmacia people need to stay on task, focused on our work, and maintain pride in our professionalism and our ability to deliver on the expectations of physicians and patients around the world.

o Pharmacia leaders have committed to providing all employees with information about the transaction as it unfolds. They have expressed pride publicly in the caliber of Pharmacia people and in our accomplishments.

                      QUESTIONS AND ANSWERS - 2002 JULY 15
                        PFIZER'S ACQUISITION OF PHARMACIA


THE TRANSACTION
---------------

QUESTION:  WHAT KIND OF TRANSACTION IS THIS? A MERGER OR AN ACQUISITION?
Answer: This is a transaction in which Pfizer will acquire Pharmacia Corporation. This is not a merger of equals. However, the acquisition will be effected by merging a newly created subsidiary of Pfizer into Pharmacia.


Q:  WHAT PRICE WILL PFIZER PAY FOR PHARMACIA?
A: The price will be 1.4 shares of Pfizer stock for each share of Pharmacia. This represents a 52 percent premium on Pharmacia's pharmaceutical stock price as of the close of business on Friday, July 12, and a 44 percent premium on a 30-day basis.

Pharmacia's Monsanto shares will be spun-off to Pharmacia shareholders before the merger, so each current Pharmacia share will be converted into part of a Monsanto share and 1.4 shares of Pfizer.

This large premium reflects Pfizer's confidence in the quality of Pharmacia as a company.


Q:  WHEN WILL THE ACQUISITION OCCUR?
A: The external announcement of Pfizer's intention to acquire Pharmacia was made on July 15 at 6 a.m. Eastern Daylight Time. In that announcement, Pfizer's leadership estimated that the deal would close late in 2002, subject to approval by shareholders of both companies, necessary governmental and regulatory approvals and other normal closing conditions.


Q:  WHAT DOES THIS MEAN FOR PHARMACIA EMPLOYEES?
A: Now that the acquisition has been announced, you will read and hear a lot of news and commentary in the media about the impact of the transaction. That commentary also will include talk of cuts in programs and people. However, the two companies have not yet begun to develop plans for integrating Pharmacia into Pfizer. Although we can expect major changes, we must base our actions and decisions on facts, not on rumors or speculation by outside commentators. Pharmacia leaders will continue to keep Pharmacia employees informed about the transaction and integration plans as they unfold. However, Pharmacia people must realize that once the acquisition closes, Pfizer will determine the strategies and make the business decisions for the combined company.

Q: WHAT SHOULD WE BE DOING DURING THE TIME BETWEEN THIS ANNOUNCEMENT AND WHEN THE DEAL CLOSES?
A: We can and should focus on what we do control. That includes the quality of our work and the benefits to patients and doctors that our products provide and that our research and development promises.

Because the merger is subject to shareholder approval, regulatory approval and other conditions to closing, there is always a chance that the merger may not occur. Further, until the merger is completed, Pharmacia and Pfizer will remain competitors and should continue to maintain their separate business directions.

Whether or not the merger occurs, the best thing we can do for ourselves and our customers and patients during this time of transition is to continue to do the best job we can at our current tasks.


Q:  HOW WILL THE ACQUISITION AFFECT PHARMACIA'S STOCK PRICE?
A: Only the market can answer that question, and it will fluctuate over time. However, the price of Pharmacia stock will begin to trade near the price equal to 1.4 shares of Pfizer stock as completion of the merger nears and becomes more certain. Until the deal closes, Pharmacia will continue to be traded as a public company.


Q:  HOW DOES THE ACQUISITION OF PHARMACIA AFFECT OUR SPIN-OFF OF MONSANTO?
A: As we announced today, we intend to complete the spin-off of Monsanto as soon as practicable. We expect to complete the spin-off before Pfizer acquires Pharmacia. The proposed merger with Pfizer had no impact on the decision or timing to spin-off our Monsanto shares. For more information about the Monsanto spin-off, please see related key messages and questions and answers on the Leadership Toolbox under that topic heading.


THE IMPACT
----------

Q:  WHO IS RESPONSIBLE FOR MAKING THE DECISION ABOUT THIS TRANSACTION?
A: Pharmacia's Board of Directors was required to decide whether or not to accept Pfizer's offer. The Board approved the transaction on Saturday, July 13.

Q:  WHY DID PHARMACIA AGREE TO A TAKEOVER BY PFIZER?
A: Recent growing pressures in our industry have caused all large companies to re-think their business models. In the past, we had rejected informal approaches from various companies. When Pfizer approached us with an offer that we viewed as compelling for our shareowners, we concluded that we should accept it. Under Delaware law that governs the company, Pharmacia's Board was required to take the action it deemed to be in the best interests of the company and its shareholders. The Board determined that the Pfizer offer would create more value for shareholders than any other alternative. Alternatives such as a merger of equals, takeover of another company by ourselves or remaining independent would not have provided such a significant enhancement of shareholder value.


Q:  HOW WILL THE ACQUISITION IMPACT OUR MOVE TO BASKING RIDGE?
A: Plans around our move to Basking Ridge have been placed on hold until Pfizer provides further clarification and direction about its interest in the property.


Q:  WHO WILL THE POST-TRANSACTION MANAGEMENT TEAM INCLUDE?
A: As noted in the announcement about the acquisition, Pharmacia Chairman and Chief Executive Officer Fred Hassan will be named Vice Chairman of Pfizer and a member of the Pfizer Board of Directors upon the close of the transaction. Other management decisions have yet to be made, but it's important to acknowledge that Pfizer's current leadership team will primarily be guiding the course of the combined company.


Q:  HOW MUCH WILL PHARMACIA'S LEADERS MAKE ON THIS DEAL?
A: Members of management make no special compensation as a result of this deal. However, as shareholders of Pharmacia stock, Pharmacia's leaders will enjoy the same benefits as all stockholders, whether they are Pharmacia employees, individual or institutional investors. In the event management or other employees are terminated as a result of the merger, special severance compensation and benefits will be provided as disclosed separately.

Q:  HOW WILL THE ACQUISITION AFFECT PHARMACIA EMPLOYEES' JOBS?
A: There will be no immediate changes or impacts. It is important for all Pharmacia people to continue to focus on their current tasks and to maintain existing reporting relationships. Because the merger is subject to shareholder approval, regulatory approval and other conditions to closing, there is always a chance that the merger may not occur. Further, until the merger is completed, Pharmacia and Pfizer will remain competitors and should continue to maintain their separate business directions. We need to keep doing what is right for our customers and our patients, and what is right for our business. As Pharmacia people, we are accustomed to change. We can take pride in our ability to function even in a time of change and uncertainty.


Q: WHAT ARE WE TELLING OUR CUSTOMERS, OUR SHAREOWNERS AND THE PATIENTS WHO RELY ON PHARMACIA FOR MEDICATIONS?
A: Pfizer's announcement of its intention to acquire Pharmacia is now public knowledge. Our customers, shareowners and patients have access to that information. They will very likely have questions for the Pharmacia people with whom they deal on a regular basis. We can assure them that Pharmacia will continue to operate as the world-class pharma company it is now and throughout the transition.


Q: WHY IS THE PHARMACIA MANAGEMENT TEAM GIVING UP ON OUR VISION TO BE A WORLD-CLASS PHARMACEUTICAL COMPANY?
A: We continue to be passionate in our commitment to improving health and wellness around the world. In fact, it is because of our vision and achievement in carrying it out that our company is an attractive partner for Pfizer. Pharmacia is widely recognized as a best-managed company with innovative medicines, products and services. We have delivered best-managed performance for our shareowners and by joining Pfizer we can continue to achieve superior long-term growth and profitability.

Q: FRED HASSAN TOLD US EARLIER THIS YEAR THAT WE HAD TWO STRATEGIC IMPERATIVES:
"DO MORE WITH WHAT WE HAVE" AND "BUILD STRENGTH ON THE INSIDE SO WE CAN MANAGE WHATEVER HAPPENS ON THE OUTSIDE." HOW DOES THIS ACQUISITION ALIGN WITH THOSE STRATEGIC IMPERATIVES?
A: Those were the right strategic imperatives for as long as we remained an independent company.

We have built exceptional strength within our organization. Pharmacia achieved exceptional milestones this year with the launch of Bextra, the Celebrex label change by the FDA and the planned launch of eplerenone later this year.

In addition, we have achieved outstanding results by doing more with what we have. Pharmacia people conducted themselves admirably in achieving savings through their hearty endorsement of the SMART initiatives and have taken numerous actions to embed cost consciousness throughout the organization.

The combined company will be better able to respond to the growing R&D risks and competitive pressures on our industry.


Q: WHEN THE SMART INITIATIVE WAS ANNOUNCED, PHARMACIA LEADERSHIP TOLD EMPLOYEES THAT IT WAS NOT INTENDED AS PREPARATION FOR A MERGER. WHAT CHANGED?
A: The SMART initiative was not undertaken in preparation for a merger. What changed were the industry environment and the offer from Pfizer. Nothing has changed relative to our SMART initiative or the policies that have been enacted as a result of our effort to reduce costs and embed cost consciousness in our way of doing business. They continue to be in force. When the SMART program was introduced earlier this year, the leadership team had no plans to enter into any kind of transaction with another company. Now that we have, we will continue to work diligently to reduce spending.


PERSONAL CONCERNS
-----------------

Q:  WILL I STILL HAVE A JOB WITH PFIZER?
A: We don't know. The companies have not begun to consider integration plans. It's difficult to estimate how many jobs will be available at Pfizer following the close of this transaction - and that's Pfizer's decision. We expect that a significant number of Pharmacia employees will be offered positions at Pfizer.

Q: IF I'M ONE OF THE PEOPLE WHO LOSE MY JOB, WILL I BE OFFERED A SEVERANCE PACKAGE?
A: Yes. On a global basis, all Pharmacia severance and redundancy plans will be fully honored. A separate communication on these programs will be forthcoming.


Q:  CAN YOU EXPLAIN SOME OF THE DETAILS OF THE U.S. SEPARATION PLAN?
A: In the event of an acquisition, base pay and the annual incentive bonus are used to calculate the severance benefit. This is a new provision of the separation benefit plan for U.S. employees that isn't reflected in materials distributed earlier this year. The merger agreement also calls for severance pay to be provided to employees who voluntarily leave the company if they're requested to relocate to another state or more than 50 miles.


Q: WHAT WILL HAPPEN TO MY HEALTH INSURANCE AND OTHER BENEFITS IF I LOSE MY JOB?
A:  The terms and conditions of your existing health insurance plans will apply.

U.S. employees under the separation benefit plan will be eligible to continue health benefits at active employee rates for the first six months of coverage following their employment termination date. For the next 12 months, they will be able to continue coverage at "COBRA" rates. Employees who lose their job as a result of the acquisition who are age 50 and older upon termination of employment shall be eligible to receive post-retirement medical and dental benefits without regard to their number of years of service.

Other benefits will continue on the basis of existing terms and conditions.

Pfizer has agreed to maintain the comparable benefits for two years after the merger.


Q: WHAT WILL HAPPEN TO RETIREE MEDICAL BENEFITS?
For two years following the close of the transaction, Pfizer has promised to maintain comparable retiree medical, dental and life insurance benefits to those Pharmacia offers, and for those who retire before the closing, Pfizer has promised to maintain Pharmacia's retiree benefits with no change for at least two years. After that, Pfizer has promised that if it alters this type of benefit, it will replace it with benefits comparable to those it provides to its own employees.

Q: WILL I STILL RECEIVE MY 2002 INCENTIVE COMPENSATION?
A: If you remain employed through December 31, 2002, you will be eligible for a full year incentive payment, which will be determined by company and individual performance. If your employment is terminated prior to the end of the year, you will receive a prorated incentive payment based on the greater of your incentive target or forecasted year-end performance.


Q:  I HAVE STOCK OPTIONS.  WHAT WILL HAPPEN TO THEM?
A: For every Pharmacia option you hold after the spin-off of the Monsanto agricultural subsidiary, you'll receive 1.4 options in Pfizer and have an adjusted exercise price. Options will first need to be adjusted for the Monsanto spin-off before an exact price calculation can be made. More information will be communicated to you as it becomes available.


Q:  WILL MY STOCK OPTIONS VEST UPON THE CHANGE OF CONTROL TO PFIZER?
A: All options will vest upon shareholder approval of the transaction, whether or not the merger actually closes.


Q: HOW LONG WILL I HAVE TO EXERCISE MY OPTIONS?
A: If you remain an employee, you will have the remainder of your full option period to exercise your options. If you lose your job as a result of the acquisition, you will have three years to exercise all options granted after the merger of Pharmacia & Upjohn and Monsanto (effective April 1, 2000). For options granted prior to the P&U and Monsanto merger, the provisions of the individual grants will apply.

Q: I'M FEELING QUITE STRESSED AS A RESULT OF THIS NEWS. DOES THE COMPANY OFFER ANY PLACE I CAN TURN FOR HELP?

A: Please discuss your concerns with your supervisor or Human Resources representative.

U.S. employees have the additional option of contacting the Pharmacia Employee Assistance Program (EAP) for confidential help in dealing with personal issues.

If you live in Illinois, Wisconsin or west of the Mississippi River, call Magellan Behavioral Health at 1-800-508-2422 or visit www.magellanassist.com (the 800 number serves as the password).

If you live in the eastern United States (except Illinois or Wisconsin), call Corporate Community Psychological Consultants (CCPC) at 1-877-768-3227 or contact them at ECAP.Account@pharmacia.com.

More information on the EAP is available on the intranet at:

http://www-i.us.pnu.com/benefits/NEW/H&G/Other_Benefits/EAP.html

--------------------------------------------------------------------------------

                                   PHARMACIA

                             ACQUISITION BY PFIZER, INC.
                              POINTS FOR DISCUSSION

--------------------------------------------------------------------------------

As all of you know by now, Pfizer, Inc. has announced to the public its intention to acquire Pharmacia. We all have lots of questions about this news, so I'd like to take a few moments to go through these discussion points with you so that you have all the information that is available. At the end of this brief slide deck, we'll take time for your questions and comments.

--------------------------------------------------------------------------------

THE TRANSACTION FACTS

o  ON MONDAY, JULY 15, 2002, PFIZER ANNOUNCED ITS INTENTION TO ACQUIRE
   PHARMACIA.

o THIS IS A MERGER TRANSACTION IN WHICH PFIZER IS EXPECTED TO ACQUIRE PHARMACIA. THIS IS NOT A MERGER OF EQUALS.

o PFIZER IS PAYING A 52% PREMIUM ON PHARMACIA'S PHARMACEUTICAL STOCK PRICE. THE PREMIUM IS 44% BASED ON A 30-DAY BASIS.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

Here are the facts about the transaction.

On Monday, July 15, Pfizer announced its intention to acquire Pharmacia.

This is a merger transaction in which Pfizer is expected to acquire Pharmacia. This is not a merger of equals.

Pfizer is paying a 52% premium on Pharmacia's pharmaceutical stock price. The premium is 44% based on a 30-day basis.

--------------------------------------------------------------------------------

THE TRANSACTION TIMELINE

o  PFIZER EXPECTS TO COMPLETE THE TRANSACTION LATE IN 2002.

o  PHARMACIA WILL SPIN-OFF MONSANTO AS SOON AS POSSIBLE.

o PHARMACIA BENEFIT PROGRAMS AND EMPLOYMENT AGREEMENTS WILL BE HONORED UNDER THE TERMS OF THE MERGER AGREEMENT.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

Here is what we know about the transaction timeline today.

Pfizer has said it expects to complete the acquisition of Pharmacia late in 2002.

Pharmacia will spin-off the Monsanto agricultural subsidiary as soon as possible. We expect to complete the spin-off before Pfizer acquires Pharmacia.

Right now we don't know the outcome of each individual employee as a result of the acquisition. Most people will continue in their roles. Others may change their roles - or there may not be a role for them. It is important to keep in mind that, as of now, all of the Pharmacia benefit programs and employment agreements will be honored under the terms of the merger agreement.

--------------------------------------------------------------------------------

THE RATIONALE FOR PHARMACIA'S DECISION:
SITUATION ANALYSIS

o ALTHOUGH PHARMACIA HAS DONE WELL, THIS YEAR THE COMPANY WAS FACED WITH UNUSUAL CHALLENGES AND UNPRECEDENTED CHANGE IN THE INDUSTRY.

o  SENIOR LEADERS CONSIDERED A NUMBER OF STRATEGIC OPTIONS TO MAXIMIZE VALUE.

o THEN PFIZER MADE AN OFFER SO COMPELLING, OUR LEADERS CONCLUDED WE SHOULD ACCEPT IT.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

Everybody at Pharmacia is asking the same question: "WHY?" To understand why our leaders agreed to an acquisition, we need to understand their analysis of Pharmacia's situation.

At Pharmacia, we have uniquely molded an amalgam of diverse smaller and weaker companies into an aligned, high-performance global competitor.

Pharmacia's senior leaders considered a number of strategic options to get the most from our existing medicines and our pipeline, and to maximize value for our shareholders.

However, recent growing pressures in our industry have caused all large companies to re-think their business models. In the past, we had rejected informal approaches from various companies. When Pfizer recently approached us with an offer that we viewed as compelling for our shareowners, we concluded that we should accept it.

--------------------------------------------------------------------------------

THE RATIONALE FOR PHARMACIA'S DECISION:
TWO MAJOR REASONS

o PFIZER IS THE BEST STRATEGIC FIT AND LONG-TERM PARTNER FOR OUR STRENGTHS. THE TWO COMPANIES' PRODUCT LINES AND PIPELINES ARE COMPLEMENTARY. THE COMBINED COMPANY CREATES A PREEMINENT PHARMA INDUSTRY LEADER. THIS IS GOOD FOR CUSTOMERS, PATIENTS AND FUTURE MEDICAL INNOVATION.

o THE DEAL PROVIDES SIGNIFICANT VALUE FOR PHARMACIA SHAREHOLDERS. IT REFLECTS THE EXCEPTIONAL VALUE WE BUILT IN THE COMPANY.

                                                                       PHARMACIA
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There were two major reasons that Pharmacia leaders decided to accept Pfizer's offer.

First, Pfizer is the best strategic fit and long-term partner for our existing strengths. We already co-market our COX-2 products with them, so we have a history of cooperation and mutual respect. The two companies' product lines and pipelines are complementary. The combined company creates a preeminent pharma industry leader. That's good for our customers and for patients. And it gives us exceptional strength for future medical innovation, something to which we have been deeply committed - even in our heritage companies.

Second, the deal provides significant value for our shareholders. That includes employees who own Pharmacia shares, too. Pfizer's offer reflects the exceptional value we built in the company.

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THE TRANSACTION IMPACT: BUSINESS

o  PHARMACIA CHAIRMAN AND CEO FRED HASSAN WILL BECOME VICE CHAIRMAN OF PFIZER,
   INC.

o AT THIS TIME, WE DO NOT KNOW HOW THE INTEGRATION OF PHARMACIA AND PFIZER WILL UNFOLD.

o  PHARMACIA LEADERS WILL KEEP EMPLOYEES INFORMED AS DECISIONS ARE MADE.

o  IN SPITE OF THE ANTICIPATED CHANGE, IT IS "BUSINESS AS USUAL" AT PHARMACIA.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

Obviously, the acquisition will have an impact on Pharmacia's business. We know that Fred Hassan will become Vice Chairman of Pfizer. We do not know about other Pharmacia leaders' roles at this time.

Because it is so early in the process, we do not know how the integration of Pharmacia and Pfizer will unfold.

However, Pharmacia leaders have pledged to keep all employees informed as decisions are made and they are able to announce them.

Even though Pharmacia may become part of Pfizer late in 2002, our leadership team is asking us to continue business as usual in our company.

I recognize how difficult that will be for us - but for the sake of Pharmacia customers and the patients our products help, we really do have to stay the course and continue our work. This is going to be a months-long transition, and the best thing we can do is stay focused on the work that matters.

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THE TRANSACTION IMPACT: EMPLOYEES

o  THERE WILL BE NO IMMEDIATE CHANGES OR IMPACTS ON EMPLOYEES.

o WE MUST REMAIN FOCUSED ON OUR CURRENT TASKS FOR THE GOOD OF OUR CUSTOMERS AND OUR PATIENTS.

o  WE WILL MAINTAIN CURRENT REPORTING RELATIONSHIPS.

o WE WILL CONTINUE TO OBSERVE SMART INITIATIVE POLICIES AND COST CONSCIOUSNESS REQUIREMENTS.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

I think the natural response of most people when they hear news like this is to wonder: "What's going to happen to me?" I wish I could give you a lot of details about what you can expect, but at this point in the transition, those details that we are all concerned about are just not known.

Here is what I can tell you:

oThere are no immediate changes or impacts on employees planned.

oAs we just noted, we must remain focused on our current tasks for the good of our customers and patients.

oWe will maintain our current reporting relationships.

oAnd we will continue tobserve the SMART initiative policies that were enacted earlier this month as well as the cost consciousness requirements that were announced a few months ago. That means the hiring hold is still in effect. Restrictions on travel and catering will continue. And we will abide by the new policies related to contract workers, consultants and meetings.

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THE REALITIES OF AN ACQUISITION

o  AN ACQUISITION SIGNALS A CHANGE IN CONTROL. UNCERTAINTY IS PART OF CHANGE.

o PHARMACIA CANNOT DIRECT THE ULTIMATE STRATEGIES AND DECISIONS MADE ABOUT OUR COMPANY.

o PHARMACIA LEADERS ARE COMMITTED TO COMMUNICATING WITH EMPLOYEES THROUGHOUT THE TRANSITION AS DECISIONS ARE MADE AND ANNOUNCED.

o THE MEDIA WILL REPORT AND COMMENT ON THE DEAL. SOME OF THOSE COMMENTS COULD CONTAIN SPECULATION AND ERRORS, DESPITE EFFORTS TO PROVIDE CLEAR INFORMATION.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

In the spirit of Best-Managed Behaviors, I feel we need to be very honest in our discussions and look at the realities of any acquisition - including this one.

An acquisition means that there will be a change in control. Uncertainty about the future is part of the change we can expect.

Now that Pharmacia has agreed to be acquired by Pfizer, we no longer direct the ultimate strategies and decisions made about our company.

Pharmacia leaders have committed themselves to communicating with us during the transition as decisions are made and announced.

And we have to expect that the media will report and comment on the deal. Please be aware that some of that commentary could contain speculation and errors, despite our efforts to provide clear information.

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OUR GO-FORWARD STRATEGY

o  KEEP DOING OUR JOBS WELL.

o  CONTINUE TO LIVE BY THE BEST-MANAGED BEHAVIORS.

o  TAKE A POSITIVE ATTITUDE AND BE EMPATHETIC TO PEOPLE.

o  RESIST UNPRODUCTIVE CONDUCT SUCH AS COMPLAINING OR GRIDLOCK.

                                                                       PHARMACIA
--------------------------------------------------------------------------------

It's easy to become discouraged or demotivated during an acquisition. But Pharmacia people are accustomed to change and are energized by it.

Pharmacia's go-forward strategy during this transition involves four key steps:

Keep doing our jobs well - customers and patients are counting on us.

Continue to live by the Best-Managed Behaviors.

Take a positive attitude about the changes ahead and empathize with people around us.

Resist unproductive conduct such as turning discussion into complaining or allowing programs and actions to become gridlocked by indecision.

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                                   PHARMACIA

                          ACQUISITION BY PFIZER, INC.
                              QUESTIONS & Answers

--------------------------------------------------------------------------------


With that in mind, I'd like to open up our discussion to give you the chance to ask questions and make comments. I will do the best I can in answering your questions, however, much remains to be learned as the transaction unfolds over these next few months.

I understand that many of you may feel shocked and angry about the decision to be acquired by Pfizer. Some of you might even feel betrayed by Pharmacia and its leaders. I think it's normal to feel this way.

While I'm willing to hear whatever you have to say, I'd like to use this time together to build understanding of the news and begin finding solutions for how we will work as a team during the transition.

Who would like to ask the first question?

                           FORWARD-LOOKING INFORMATION

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in this Report or in any other communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other applicable regulations and quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the various disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Pharmacia's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.